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                                                                      EXHIBIT 12

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                                        YEARS ENDED
                                                   -----------------------------------------------------
                                                    2/27/93    2/26/94    2/25/95    2/24/96    2/22/97
Income (loss) before income taxes and cumulative
  effect on prior years of changes in accounting
  principles.....................................  $(172,101) $   6,561  $(129,448) $  81,092  $ 100,591

Fixed charges:
  Interest expense...............................     66,436     65,418     74,972     75,594     76,458
  Interest portion of rental expense (1).........     50,383     50,430     51,496     51,480     54,250
                                                   ---------  ---------  ---------  ---------  ---------
Total fixed charges..............................  $ 116,819  $ 115,848  $ 126,468  $ 127,074  $ 130,708
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------
Adjusted income (loss)...........................  $ (55,282) $ 122,409  $  (2,980) $ 208,166  $ 231,299
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges...............         --       1.06x        --       1.64x      1.77x
                                                   ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------
Deficiency in earnings available to cover fixed
  charges........................................  $(172,101)            $(129,448)
                                                   ---------             ---------
                                                   ---------             ---------

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(1) Represents 1/3 of the rental which are deemed representative of the interest portion of such rentals.